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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the use in Amendment No. 3 to Registration Statement No. 333-37020 of ValiCert, Inc. on Form S-1 of our reports dated April 14, 2000 (May 5, 2000 as to Note 15) with respect to the financial statements of ValiCert, Inc. and March 3, 2000 (May 5, 2000 as to Note 7) with respect to the financial statements of Receipt.com, Inc. appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
July 21, 2000